Exhibit 99.1

Preliminary figures; subject to change based on Company operating performance prior to closing and other factors.

(in thousands)

Sources & Uses - Transaction
Sources		Uses
Pre-Transaction Cash Balance	$36,799	Revolver Principal	$252,957
Atlas Deposit	37,000	Revolver Accrued Int	5,506
Closing Payment to Estate	274,373	UCC Settlement	1,000
		Estate Cash for Admin Expenses	88,710

	$348,172		$348,172

Sources & Uses - Post-Close
Sources		Uses
Estate Cash for Admin Expenses	$88,710	Admin/Wind Down Expenses	$88,710
Rabbi Trust	8,010	GUC Distribution Pool	7,000
Release of Utility Deposit	2,134	Surplus to Jr. Secured	51,571
Asset Sale Proceeds (risk adjusted)	48,427

	$147,281		$147,281

Note: Available Amount is calculated to be $57,427